Exhibit 4.1

                         Money Centers of America, Inc.
                 AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN
                        (EFFECTIVE AS OF JANUARY 2, 2004)

ARTICLE I
                                     PURPOSE

         Money Centers of America, Inc. (the "Company") merged with iGames Entertainment, Inc. on October 15, 2004 and was the surviving entity. Pursuant to the terms of the merger, the Company assumed and adopted the iGames Entertainment, Inc. Amended and Restated 2003 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to enhance the profitability and value of iGames Entertainment, Inc. (the "Company") for the benefit of its stockholders by enabling the Company (i) to offer employees and consultants of the Company and its Affiliates stock based incentives and other equity interests in the Company, thereby creating a means to raise the level of stock ownership by employees and consultants in order to attract, retain and reward such employees and consultants and strengthen the mutuality of interests between employees or consultants and the Company's stockholders and (ii) to offer equity based awards to non-employee directors thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and the Company's stockholders.

ARTICLE II
                                   DEFINITIONS

         For purposes of this Plan, the following terms shall have the following meanings:

     2.1 "Affiliate" shall mean, other than the Company,  each of the following:
(i) any Subsidiary; (ii) any Parent; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (iv) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

     2.2 "Award" shall mean any award under this Plan of any Stock Option, Stock Appreciation Right or Restricted Stock. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

     2.3 "Board" shall mean the Board of Directors of the Company.

     2.4 "Cause" shall mean, with respect to a Participant's Termination of Employment or Termination of Consultancy, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter:
(i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for the Company as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), as defined under such agreement; provided, however, that with regard to any agreement that conditions "cause" on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant's Termination of Directorship, Cause shall mean an act or failure to act that constitutes "cause" for removal of a director under applicable state corporate law.

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     2.5 "Change in Control" shall have the meaning set forth in Article XI.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury regulation thereunder.

     2.7 "Committee" shall mean a committee of the Board that may be appointed from time to time by the Board. To the extent determined appropriate by the Board, or to the extent required under Rule 16b-3 and Section 162(m) of the Code, such committee shall consist of two or more non-employee directors, each of whom shall be a non-employee director as defined in Rule 16b-3 and an outside director as defined under Section 162(m) of the Code. To the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or
Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee. Notwithstanding the foregoing, with respect to the application of the Plan to non-employee directors, Committee shall mean the Board.

     2.8 "Common Stock" shall mean the Company's common stock, par value $.001 per share, of the Company.

     2.9 "Company" shall mean iGames Entertainment, Inc., a Nevada corporation.

     2.10 "Consultant" shall mean any advisor or consultant to the Company or an Affiliate who is eligible pursuant to Article V to be granted Awards under this Plan.

     2.11 "Disability" shall mean total and permanent disability,  as defined in
Section 22(e)(3) of the Code.

     2.12 "Eligible Employees" shall mean the employees of the Company and its Affiliates who are eligible pursuant to Article V to be granted Awards under this Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean the employees of the Company, its Subsidiaries and its Parents who are eligible pursuant to Article V to be granted Stock Options under the Plan.

     2.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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     2.14 "Fair  Market  Value" for  purposes  of this  Plan,  unless  otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any given date: (i) if the Common Stock is listed on a national securities exchange or quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or the Nasdaq Bulletin Board Exchange, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or Nasdaq, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or
(ii) above, such price as the Committee shall determine, in good faith, based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted or, in the case of a Stock Appreciation Right, the date a notice of exercise is received by the Committee or, if the sale of Common Stock shall not have been reported or quoted on such date, the first day prior thereto on which the sale of Common Stock was reported or quoted.

     2.15 "Good Reason" with respect to a Participant's Termination of Employment or Termination of Consultancy shall mean (i) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "Good Reason" (or words of like import)), or where "Good Reason" is not otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, a voluntary termination due to "good reason," as the Committee, in its sole discretion, decides to treat as a Good Reason termination, or (ii) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "good reason" (or words of like import), as defined under such agreement; provided, however, that with regard to any agreement that conditions "good reason" on occurrence of a change in control, such definition of "good reason" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.

     2.16 "Incentive Stock Option" shall mean any Stock Option awarded under this Plan intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     2.17 "Limited Stock Appreciation Right" shall mean an Award of a limited Tandem Stock Appreciation Right or a Non-Tandem Stock Appreciation Right made pursuant to Section 8.5 of this Plan.

     2.18 "Non-Qualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

     2.19 "Non-Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right entitling a Participant to receive an amount in cash or Common Stock (as determined by the Committee in its sole discretion) equal to the excess of: (i) the Fair Market Value of a share of Common Stock as of the date such right is exercised, over (ii) the aggregate exercise price of such right.

     2.20 "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

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     2.21  "Participant"  shall mean the following  persons to whom an Award has been made pursuant to this Plan: Eligible Employees of, and Consultants to, the Company and its Affiliates and non-employee directors of the Company; provided, however, that non-employee directors shall be Participants for purposes of the Plan solely with respect to Awards pursuant to Article IX.

     2.22 "Restricted Stock" shall mean an award of shares of Common Stock under the Plan that is subject to restrictions under Article VII.

     2.23 "Restriction Period" shall have the meaning set forth in Subsection 7.3(a) with respect to Restricted Stock for Eligible Employees.

     2.24 "Retirement" with respect to a Participant's Termination of Employment or Termination of Consultancy, shall mean a Termination of Employment or Termination of Consultancy without Cause from the Company by a Participant who has attained (i) at least age sixty-five (65); or (ii) such earlier date after age fifty-five (55) as may be approved by the Committee with regard to such Participant. With respect to a Participant's Termination of Directorship, Retirement shall mean the failure to stand for reelection or the failure to be reelected after a Participant has attained age sixty-five (65).

     2.25 "Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

     2.26   "Section   162(m)  of  the  Code"  shall  mean  the   exception  for
performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

     2.27 "Stock Appreciation Right" shall mean the right pursuant to an Award granted under Article VIII. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash or stock equal to the excess of (i) the Fair Market Value, on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash or stock equal to the excess of (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, over (y) the aggregate exercise price of such right, other than on surrender of a Stock Option.

     2.28 "Stock Option" or "Option" shall mean any Option to purchase shares of Common Stock granted to Eligible Employees or Consultants pursuant to Article VI or non-employee directors pursuant to Article IX.

     2.29 "Subsidiary" shall mean any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

     2.30 "Ten Percent Stockholder" shall mean a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries and/or its Parents in the manner provided under Section 422 of the Code.

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     2.31   "Termination  of  Consultancy"   shall  mean,  with  respect  to  an
individual, that the individual is no longer acting as a Consultant to the Company or an Affiliate. In the event an entity shall cease to be an Affiliate, there shall be deemed a Termination of Consultancy of any individual who is not otherwise a Consultant of the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee upon the termination of his consultancy, the Committee, in its sole and absolute discretion, may determine that no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant or an Eligible Employee.

     2.32   "Termination  of  Directorship"   shall  mean,  with  respect  to  a
non-employee director, that the non-employee director has ceased to be a director of the Company.

     2.33 "Termination of Employment," except as provided in the next sentence, shall mean (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant upon the termination of his employment, the
Committee, in its sole and absolute discretion, may determine that no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee or a Consultant. The Committee may otherwise define Termination of Employment in the Option grant or, if no rights of the Participant are reduced, may otherwise define Termination of Employment thereafter, including, but not limited to, defining Termination of Employment with regard to entities controlling, under common control with or controlled by the Company rather than just the Company and its Affiliates and/or entities that provide substantial services to the Company or its Affiliates to which the Participant has transferred directly from the Company or its Affiliates at the request of the Company.

     2.34 "Transfer" or "Transferred" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                   ARTICLE III
                                 ADMINISTRATION

     3.1 THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

     3.2 AWARDS. The Committee shall have full authority to grant, pursuant to the terms of this Plan, (i) Stock Options, (ii) Stock Appreciation Rights, both Tandem and Non-Tandem and (iii) Restricted Stock to Eligible Employees and Consultants. Awards may be granted to non-employee directors of the Company pursuant to Article IX. In particular, the Committee shall have the authority:

          (a) to select the Eligible Employees and Consultants to whom Stock Options, Stock Appreciation Rights and Restricted Stock may from time to time be granted hereunder;

          (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights and Restricted Stock or any combination thereof are to be granted hereunder to one or more Eligible Employees or Consultants;

          (c) to determine, in accordance with the terms of this Plan, the number of shares of Common Stock to be covered by each Award to an Eligible Employee or Consultant granted hereunder;

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

          (d) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder to an Eligible Employee or Consultant (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Stock Option or other Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock and/or Restricted Stock under Subsection 6.3(d) or, with respect to Stock Options granted to non-employee directors,
Section 9.4(c);

          (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees and Consultants in order to exercise Options under the Plan;

          (g) to modify, extend or renew a Stock Option, subject to Article XII hereof, provided, however, that if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of such Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal;

          (h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option, whether a Stock Appreciation Right is a Tandem Stock Appreciation Right or Non-Tandem Stock Appreciation Right or whether an Award is intended to satisfy Section 162(m) of the Code;

          (i)  to  determine   whether  to  require  an  Eligible   Employee  or
Consultant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option or as an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award;

          (j) to determine whether a Stock Appreciation Right is Tandem or Non-Tandem; and

          (k) to grant Awards under the Plan as a conversion from, and replacement of, comparable stock options, stock appreciation rights or restricted stock held by employees of another entity who become Eligible Employees of, or Consultants to, the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that replacement Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including, without limitation, that Non-Qualified Stock Options shall be granted in lieu of Incentive Stock Options.

     3.3 GUIDELINES. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any) and the applicable provisions of Section 162(m) of the Code (if any). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the taxes of, countries other than the United States to comply with applicable tax and securities laws. If, or to the extent applicable, this Plan is intended to comply with Section 162(m) of the Code and the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

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     3.4 DECISIONS FINAL. Any decision,  interpretation  or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees
and  Participants  and  their  respective  heirs,   executors,   administrators,
successors and assigns. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it.

     3.5 RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     3.6 PROCEDURES. If the Committee is appointed, the Board may designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all Committee members in accordance with the By-Laws of the Company shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.7 DESIGNATION OF CONSULTANTS--LIABILITY.

          (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

          (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph above shall not be liable for any action or determination made in good faith with respect to the Plan.

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         To the maximum extent permitted by applicable law, no officer of the
Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each employee of the Company and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

                                   ARTICLE IV
                           SHARE AND OTHER LIMITATIONS

     4.1 SHARES.

               (a) GENERAL LIMITATION. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which other Awards may be granted shall not exceed 10,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company.

                           If any  Option or Stock  Appreciation Right  granted
under this Plan expires, terminates or is canceled for any reason without having been exercised in full or, with respect to Options, the Company repurchases any Option pursuant to Section 6.3(f), the number of shares of Common Stock underlying the repurchased Option, and/or the number of shares of Common Stock underlying any unexercised Stock Appreciation Right or Option shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be issued under this Plan. In determining the number of shares of Common Stock available for Awards other than Awards of Incentive Stock Options, if Common Stock has been delivered or exchanged by a Participant as full or partial payment to the Company for the exercise price or for withholding taxes, in connection with the exercise of a Stock Option or the number shares of Common Stock otherwise deliverable has been reduced for full or partial payment for the exercise price or for withholding taxes, the number of shares of Common Stock delivered, exchanged or reduced shall again be available for purposes of Awards under this Plan.

                           In the event Awards are granted to employees or
Consultants pursuant to Section 3.2(k), the aggregate number of shares of Common Stock available under the Plan for Awards other than Incentive Stock Options shall be increased by the number of shares of Common Stock which may be issued or used for reference with respect to those Awards granted pursuant to Section 3.2(k). The maximum number of shares of Common Stock which may be issued under this Plan with respect to Incentive Stock Options shall not be increased (subject to any increase or decrease pursuant to Section 4.2).

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          (b) INDIVIDUAL PARTICIPANT LIMITATIONS.

                    (i) The maximum number of shares of Common Stock subject to any Option which may be granted under this Plan to each Participant shall not exceed 5,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company.

                    (ii) There are no annual individual Participant limitations on Restricted Stock.

                    (iii) The maximum number of shares of Common Stock subject to any Stock Appreciation Right which may be granted under this Plan to each Participant shall not exceed 5,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) during each fiscal year of the Company. If a Tandem Stock Appreciation Right or Limited Stock Appreciation Right is granted in tandem with an Option it shall apply against the Participant's individual share limitations for both Stock Appreciation Rights and Options.

                    (iv) The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that shares of Common Stock for which Awards are permitted to be granted to an Eligible Employee or a Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of shares of Common Stock available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of the Plan until used.

     4.2 CHANGES.

          (a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

          (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and the Committee determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option or other Awards granted under this Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

          (c) Fractional shares of Common Stock resulting from any adjustment in Options or Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

          (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options and Stock Appreciation Rights of Eligible Employees and Consultants, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Options and Stock Appreciation Rights that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

          (e) If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options and Stock Appreciation Rights pursuant to
Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

     4.3 PURCHASE PRICE. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.

                                   ARTICLE V
                                   ELIGIBILITY

     5.1 All employees of and Consultants to the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options, Stock Appreciation Rights and Restricted Stock under this Plan. All employees of the Company, its Subsidiaries and its Parents are eligible to be granted Incentive Stock Options under the Plan. The Committee shall determine eligibility under this Plan.

     5.2 Non-employee directors of the Company are only eligible to receive an Award in accordance with Article IX of the Plan.

                                   ARTICLE VI
                               STOCK OPTION GRANTS

     6.1 OPTIONS. Each Stock Option granted hereunder shall be one of two types:
(i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

     6.2 GRANTS. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). The Committee shall have the authority to grant to any Consultant one or more Non-Qualified Stock Options (with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option, or the portion thereof that does not qualify, shall constitute a separate Non-Qualified Stock Option. Notwithstanding any other provision of this Plan to the contrary or any provision in an agreement evidencing the grant of a Stock Option to the contrary, any Stock Option granted to an Eligible Employee of an Affiliate (other than an Affiliate which is a Parent or a Subsidiary) or to any Consultant shall be a Non-Qualified Stock Option.

     6.3 TERMS OF OPTIONS. Options granted under this Plan shall be subject to the following terms and conditions, shall be subject to Section 3.2 hereof and the other provisions of this Plan, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a) OPTION PRICE. The option price per share of Common Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. The purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee. Notwithstanding the foregoing, if an Option is modified, extended or renewed and, thereby, deemed to be the issuance of a new Option under the Code, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

          (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five
(5) years.

          (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. To the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may be made as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) if the Common Stock is traded on a national securities exchange, the Nasdaq Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through a "cashless exercise" procedure whereby the Participant delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price, (iii) in the form of Common Stock owned by the Participant for at least 6 months (and for which the Participant has good title free and clear of any liens and encumbrances) or (iv) in the form of Restricted Stock; provided, however, that in each case, such payment is based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee (without regard to any forfeiture restrictions applicable to such Restricted Stock). No shares of Common Stock shall be issued until payment, as provided herein, therefore has been made or provided for. If payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, during the remainder of the Restriction Period, applicable to the Restricted Stock surrendered therefore.

          (e) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or Parent exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or Parent at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not a Non-Qualified Stock Option.

         Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

          (f) BUY OUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (g) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

          (h) DEFERRED DELIVERY OF COMMON SHARES. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant's exercise of an Option in accordance with the terms and conditions established by the Committee.

          (i) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the "reload" and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

     6.4 TERMINATION OF EMPLOYMENT. The following rules apply with regard to Options upon the Termination of Employment or Termination of Consultancy of a
Participant:

          (a) TERMINATION BY REASON OF DEATH. If a Participant's Termination of Employment or Termination of Consultancy is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

          (b)   TERMINATION  BY  REASON  OF  DISABILITY.   If  a   Participant's
Termination of Employment or Termination of Consultancy is by reason of Disability, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

          (c)   TERMINATION  BY  REASON  OF  RETIREMENT.   If  a   Participant's
Termination of Employment or Termination of Consultancy is by reason of Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

          (d) INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If a Participant's Termination of Employment or Termination of Consultancy is by involuntary termination without Cause or for Good Reason, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

          (e) TERMINATION WITHOUT GOOD REASON. If a Participant's Termination of Employment or Termination of Consultancy is voluntary but without Good Reason and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

          (f) OTHER TERMINATION. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Employment or Termination of Consultancy is for any reason other than death, Disability, Retirement, Good Reason, involuntary termination without Cause or voluntary termination as provided in subsection (e) above, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination, provided that (unless the Committee determines a different period upon grant or, if no rights of the Participant are reduced, thereafter) in the event the termination is for Cause or is a voluntary termination without Good Reason within ninety (90) days after occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause.

                                  ARTICLE VII
                             RESTRICTED STOCK AWARDS

     7.1 AWARDS OF RESTRICTED STOCK. Shares of Restricted Stock may be issued to Eligible Employees or Consultants either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 7.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

     7.2 AWARDS AND CERTIFICATES. The prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the applicable agreement evidencing the Award (the "Restricted Stock Award Agreement") to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) PURCHASE PRICE. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3, the purchase price for shares of Restricted Stock may be zero to the extent permitted by applicable law.

          (b) ACCEPTANCE. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

          (c) LEGEND. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of a Restricted Stock Award. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the iGames Entertainment, Inc. (the "Company") Amended and Restated 2003 Stock Incentive Plan and an Agreement entered into between the registered owner and the Company, dated _________ __, 200_. Copies of such Plan and Agreement are on file at the principal office of the Company."

          (d) CUSTODY. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     7.3 RESTRICTIONS AND CONDITIONS ON RESTRICTED STOCK AWARDS. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to Article X and the following restrictions and conditions:

          (a) RESTRICTION PERIOD; VESTING AND ACCELERATION OF VESTING. The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (the "Restriction Period") commencing with the date of such Award, as set forth in the Restricted Stock Award agreement and such agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock.
Within these limits, based on service, or other criteria determined by the Committee, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.

          (b) RIGHTS AS STOCKHOLDER. Except as provided in this subsection (b) and subsection (a) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

          (c) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

          (d) TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY FOR RESTRICTED STOCK. Subject to the applicable provisions of the Restricted Stock Award agreement and this Plan, upon a Participant's Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

                                  ARTICLE VIII
                            STOCK APPRECIATION RIGHTS

     8.1 TANDEM STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a "Reference Stock Option") granted under this Plan ("Tandem Stock Appreciation Rights"). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

     8.2 TERMS AND CONDITIONS OF TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article X and the following:

          (a) TERM. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

          (b) EXERCISABILITY. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI and this Article VIII.

          (c) METHOD OF EXERCISE. A Tandem Stock Appreciation Right may be exercised by an optionee by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this
Section 8.2. Stock Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

          (d) PAYMENT. Upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the Reference Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (e) DEEMED EXERCISE OF REFERENCE STOCK OPTION. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

     8.3 NON-TANDEM STOCK APPRECIATION RIGHTS. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under this Plan.

     8.4 TERMS AND CONDITIONS OF NON-TANDEM STOCK APPRECIATION RIGHTS. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including Article X and the following:

          (a) TERM. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

          (b) EXERCISABILITY. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitation on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which rights may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

          (c) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (b) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

          (d) PAYMENT. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one (1) share of Common Stock on the date the right was awarded to the Participant.

     8.5 LIMITED STOCK APPRECIATION RIGHTS. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon a Change in Control (to the extent provided in an Award agreement granting such Limited Stock Appreciation Rights) or the occurrence of such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash or Common Stock, as determined by the Committee, an amount equal to the amount (1) set forth in
Section 8.2(d) with respect to Tandem Stock Appreciation Rights or (2) set forth in Section 8.4(d) with respect to Non-Tandem Stock Appreciation Rights.

     8.6 TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY. The following rules apply with regard to Stock Appreciation Rights upon the Termination of Employment or Termination of Consultancy of a Participant:

          (a) TERMINATION BY DEATH. If a Participant's Termination of Employment or Termination of Consultancy is by reason of death, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate, at any time within a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Appreciation Right, whichever period is the shorter.

          (b)   TERMINATION  BY  REASON  OF  DISABILITY.   If  a   Participant's
Termination  of  Employment  or  Termination  of  Consultancy  is by  reason  of
Disability, any Stock Appreciation Right held by such participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's termination, by the Participant (or the legal representative of the Participant's estate if the Participant dies after termination) at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of such Stock Appreciation Right, whichever period is the shorter.

          (c)   TERMINATION  BY  REASON  OF  RETIREMENT.   If  a   Participant's
Termination  of  Employment  or  Termination  of  Consultancy  is by  reason  of
Retirement, any Stock Appreciation Right held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, shall be fully vested and may thereafter be exercised by the Participant at any time within a period of one (1) year from the date of such termination or until the expiration of the stated term of such right, whichever period is the shorter; provided, however, that, if the Participant dies within such one (1) year period, any unexercised Non-Tandem Stock Appreciation Right held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or if no rights of the Participant are reduced, thereafter) from the date of such death or until the expiration of the stated term of such right, whichever period is the shorter.

          (d) INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION FOR GOOD REASON. If a Participant's Termination of Employment or Termination of Consultancy is by involuntary termination without Cause or for Good Reason, any Stock Appreciation Right held by such participant, unless otherwise determined by the Committee at grant or if no rights of the participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of ninety (90) days from the date of such termination or until the expiration of the stated term of such right, whichever period is shorter.

          (e) TERMINATION WITHOUT GOOD REASON. If a Participant's Termination of Employment or Termination of Consultancy is voluntary but without Good Reason and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirements), any Stock Appreciation Right held by such Participant, unless greater or lesser exercise rights are provided by the Committee at the time of grant or, if no rights of the participant are reduced, thereafter, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Appreciation Right.

          (f) OTHER TERMINATION. Unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced thereafter, if a Participant's Termination of Employment or Termination of Consultancy is for any reason other than death, Disability, Retirement, Good Reason, involuntary termination without Cause or voluntary termination as provided in subsection (e) above, any Stock Appreciation Right held by such Participant shall thereupon terminate or expire as of the date of termination, provided, that (unless the Committee determines a different period upon grant, or, if no rights of the Participant are reduced, thereafter) in the event the termination is for Cause or is a voluntary termination as provided in subsection (e) above, within ninety
(90) days after occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause (without regard to any notice or cure period requirement), any Stock Appreciation Right held by the Participant at the time of the occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination of Employment or Termination of Consultancy by the Company for Cause.

                                   ARTICLE IX
                          NON-EMPLOYEE DIRECTOR AWARDS

     9.1 OPTIONS. The terms of this Article IX shall apply only to Options granted to non-employee directors.

     9.2 GRANTS.

          (a) INITIAL STOCK OPTION GRANT. Subject to the terms of the Plan, each non-employee director of the Company who, as of December 31, 2003, has not previously been granted Options under the Plan, shall be granted Non-Qualified Stock Options to purchase Common Stock with a value of $12,000.00 pro-rated for directors who have served less than a year since their initial grant as of December 31, 2003, or, if later, as of the date the non-employee director begins service as a director on the Board.

          (b) SUBSEQUENT STOCK OPTION GRANTS. Upon the date of each Annual Meeting of Stockholders, each non-employee director shall be granted Non-Qualified Stock Options to purchase Common Stock with a value of $12,000.00 (or a pro rata portion thereof if the director did not serve the entire year since the date of the last annual meeting). These options shall vest in full on the date of the third Annual Meeting of Stockholders held following the date of the grant, provided that the non-employer director is a director on the Board on that date.

     9.3 NON-QUALIFIED STOCK OPTIONS. Stock Options granted under this Article IX shall be Non-Qualified Stock Options.

     9.4 TERMS OF OPTIONS. Options granted under this Article shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with terms of this Plan, as the Committee shall deem desirable:

          (a) OPTION PRICE. The purchase price per share of Common Stock deliverable upon the exercise of an Option granted pursuant to Section 9.2 shall be 100% of the Fair Market Value of such Common Stock (110% of the Fair Market Value if the non-employee director is a Ten Percent Stockholder) at the time of the grant of the Option (the "Purchase Price"), or the par value of the Common Stock, whichever is greater.

          (b) EXERCISABILITY. Except as otherwise provided herein, twenty-five percent (25%) of any Option granted under Section 9.2(a) shall be exercisable on or after each of the four anniversaries following the date of grant.

          (c) METHOD FOR EXERCISE. A non-employee director electing to exercise one or more Options shall give written notice of exercise to the Company specifying the number of shares to be purchased. Common Stock purchased pursuant to the exercise of Options shall be paid for at the time of exercise in cash or by delivery of unencumbered Common Stock owned by the non-employee director or a combination thereof or by such other method as approved by the Board.

          (d)  OPTION  TERM.  Except  as  otherwise   provided  herein,  if  not
previously exercised each Option shall expire upon the tenth anniversary of the date of the grant thereof.

     9.5 TERMINATION OF DIRECTORSHIP. The following rules apply with regard to Options upon the Termination of Directorship:

          (a) DEATH, DISABILITY OR OTHERWISE CEASING TO BE A DIRECTOR OTHER THAN FOR CAUSE. Except as otherwise provided herein, upon the Termination of Directorship, on account of Disability, death, Retirement, resignation, failure to stand for reelection or failure to be reelected or otherwise other than as set forth in (b) below, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Directorship shall remain exercisable, to the extent exercisable at the Termination of Directorship, by the Participant or, in the case of death, by the Participant's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for the remainder of the stated term of such Options.

          (b) CAUSE. Upon removal, failure to stand for reelection or failure to be renominated for Cause, or if the Company obtains or discovers information after Termination of Directorship that such Participant had engaged in conduct that would have justified a removal for Cause during such directorship, all outstanding Options of such Participant shall immediately terminate and shall be null and void.

          (c) CANCELLATION OF OPTIONS. No Options that were not exercisable during the period such person serves as a director shall thereafter become exercisable upon a Termination of Directorship for any reason or no reason whatsoever, and such Options shall terminate and become null and void upon a Termination of Directorship.

     9.6 CHANGES. The Awards to a non-employee director shall be subject to Sections 4.2(a), (b) and (c) of the Plan and this Section 9.6, but shall not be subject to Section 4.2(d).

     9.7 If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Options or substitutes new Options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Options shall expire without additional compensation to the holder thereof; provided, that, the Committee shall deliver notice to each non-employee director at least twenty (20) days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Participant shall have the right to exercise in full effective as of such consummation all Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options) but contingent on occurrence of the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a ninety (90) day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

                                   ARTICLE X
                               NON-TRANSFERABILITY

         Except as provided in the last sentence of this Article X, no Stock Option or Stock Appreciation Right granted to an Employee or Consultant shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Stock Options and all Stock Appreciation Rights granted to an Employee or Consultant shall be exercisable, during the Participant's lifetime, only by the Participant. Tandem Stock Appreciation Rights shall be Transferable, to the extent permitted above, only with the underlying Stock Option. Shares of Restricted Stock under Article VII may not be Transferred prior to the date on which shares are issued, or, if later, the date on which any applicable restriction lapses. No Award shall, except as otherwise specifically provided by law or herein, be Transferable in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. All Stock Options granted to non-employee directors shall be Transferable solely to such non-employee director's principal employer (other than the Company or an Affiliate) at the time of grant if the terms of such non-employee director's employment so require. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that a Non-Qualified Stock Option that is otherwise not transferable pursuant to this Article X is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

                                   ARTICLE XI
                          CHANGE IN CONTROL PROVISIONS

     11.1 BENEFITS. In the event of a Change in Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of an Award, each Participant shall have the following benefits:

          (a) Unless otherwise provided in the applicable award agreement, all outstanding Options and the related Tandem Stock Appreciation Rights and Non-Tandem Stock Appreciation Rights of such Participant granted prior to the Change in Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 11.1, "Change in Control Price" shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control.

          (b) Unless otherwise provided in the applicable award agreement, the restrictions to which any shares of Restricted Stock of such Participant granted prior to the Change in Control are subject shall lapse as if the applicable Restriction Period had ended upon such Change in Control.

          (c) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting of an Award (other than a grant to a non-employee director pursuant to Article IX hereof), upon a Termination of Employment during the Pre-Change in Control Period. Unless otherwise determined by the Committee, the "Pre-Change in Control Period" shall mean the one hundred eighty (180) day period prior to a Change in Control.

     11.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred:

          (a) upon any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company) becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

          (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

          (c) upon the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (a) above) acquires more than forty percent (40%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or

          (d) upon the stockholder's of the Company approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.


                                  ARTICLE XII
                      TERMINATION OR AMENDMENT OF THE PLAN

     12.1 TERMINATION OR AMENDMENT. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company, if and to the extent required by the applicable provisions of Rule 16b-3 or, if and to the extent required, under the applicable provisions of Section 162(m) of the Code, or with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) except as permitted in Section 4.1(a), increase the aggregate number of shares of Common Stock that may be issued under this Plan; (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b); (iii) change the classification of employees, Consultants, and non-employee directors eligible to receive Awards under this Plan; (iv) decrease the minimum option price of any Stock Option; (v) extend the maximum option period under Section 6.3; (vi) change any rights under the Plan with regard to non-employee directors; or (vii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions, if any, of Rule 16b-3, Section 162(m) of the Code, any applicable state law, or, with regard to Incentive Stock Options, Section 422 of the Code.

         In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws or other requirements to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum option price of any Stock Option, or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

         The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.

                                  ARTICLE XIII
                                  UNFUNDED PLAN

         This Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

     14.1 LEGEND. The Committee may require each person receiving shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     14.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     14.3 NO RIGHT TO EMPLOYMENT/DIRECTORSHIP. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment at any time. Neither this Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

     14.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock, or upon making an election under Code Section 83(b), a Participant shall pay all required withholding to the Company. The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

     14.5 LISTING AND OTHER CONDITIONS.

          (a) As long as the Common Stock is listed on the OTC Bulletin Board or any other national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

          (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

          (c) Upon termination of any period of suspension under this Section 14.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

     14.6 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the state of incorporation of the Company (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

     14.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. To the extent applicable, the Plan shall be limited, construed and interpreted in a manner so as to comply with the applicable requirements of Rule 16b-3 and
Section 162(m) of the Code; however, noncompliance with Rule 16b-3 or Section 162(m) of the Code shall have no impact on the effectiveness of a Stock Option granted under the Plan.

     14.8 OTHER BENEFITS. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

     14.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

     14.10 NO RIGHT TO SAME  BENEFITS.  The provisions of Awards need not be the
same  with  respect  to  each   Participant,   and  such  Awards  to  individual
Participants need not be the same in subsequent years.

     14.11 DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

     14.12 SECTION 16(b) OF THE EXCHANGE ACT. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

     14.13 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     14.14 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                   ARTICLE XV
                                  TERM OF PLAN

         No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date.

                                  ARTICLE XVI
                                  NAME OF PLAN

         This Plan shall be known as the iGames Entertainment, Inc. Amended and Restated 2003 Stock Incentive Plan.

                                  ARTICLE XVII
                                     NOTICES

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business and addressed to the attention of the person designated by the Company from time to time as the Stock Option Administrator, and if to the holder of an Option, to the address as appearing on the records of the Company.

         Executed as of October 15, 2004.


                                          MONEY CENTERS OF AMERICA, INC.

                                          /s/ Christopher M. Wolfington
                                          --------------------------------------
                                          By: Christopher M. Wolfington
                                              Chief Executive Officer